SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

PROMOTORA VALLE HERMOSA, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:	n/a

(2)	Aggregate number of securities to which transaction applies:	n/a

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):	n/a

(4)	Proposed maximum aggregate value of transaction:	n/a

(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Preliminary Copy dated October 24, 2008.

PROMOTORA VALLE HERMOSA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER   , 2008

Orlando, Florida
November   , 2008

A Special Meeting of Stockholders (the "Special Meeting") of Promotora Valle Hermosa, Inc., a Colorado corporation (the "Company"), will be held at the offices of the Company, 301 East Pine Street, Suite 150, Orlando, Florida 32801, on ________, December  , 2008, at 10:00 A.M. (local time) for the following purposes:

1. To amend the Articles of Incorporation of the Company to change the name of the Company from Promotora Valle Hermosa, Inc. to UNR Holdings, Inc.; and

2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on November  , 2008, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Alexei I. Kim
Alexei I. Kim
Chairman of the Board and President

Approximate Date of Mailing of this Information Statement:  November    , 2008

PROMOTORA VALLE HERMOSA, INC.
301 East Pine Street, Suite 150, Orlando FL 32801

INFORMATION STATEMENT

Special Meeting of Stockholders to be Held December     , 2008

         This Information Statement is being furnished by Promotora Valle Hermosa, Inc., a Colorado corporation (the "Company"), to holders of its common stock of record November  , 2008 (the "Record Date") in connection with a Special Meeting of Stockholders (the "Special Meeting") to be held at 301 East Pine Street, Suite 150, Orlando, Florida 32801, on December  , 2008, at 10:00 A.M. (local time), and any adjournment or postponement thereof.

         At such meeting, stockholders will consider and act upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company from Promotora Valle Hermosa, Inc. to UNR Holdings, Inc.

         The amendment to the Company's Articles of Incorporation (the "Articles of Amendment") is more fully described below, and a copy of the Articles of Amendment is attached as Appendix "A". Stockholders of the Company should consider carefully the matters discussed in this Information Statement before casting their vote.

         You are entitled to vote at the Special Meeting if you owned shares of the Company's Common Stock as of the close of business on the Record Date, November  , 2008. You will be entitled to cast one vote for each share of Common Stock that you owned as of that time. As of that date, we had ______________ shares of Common Stock outstanding.

         A stockholder who owns in excess of 50% of the Company's outstanding Common Stock has advised us that he intends to vote in favor of the proposal set forth above. It is anticipated, therefore, that the proposal will be approved.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         You should rely only on the information or representations provided in or referred to in this Information Statement. The Company has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 24, 2008, the Company had a total of 24,464,799 shares of common stock issued and outstanding, which is the only issued and outstanding voting equity security of the Company.

The following table sets forth, as of October 24, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Alexei Ivanovich Kim c/o OJSC 494 UNR, 4 Stroitelnaya St., Bronitsy, Moscow District, Russia 141070.	20,500,000 shares of common stock	83.79%
All Officers and Directors as a Group (9 persons)	20,500,000 shares of common stock	83.79%

 (1) Based on 24,464,799 shares of common stock issued and outstanding as of October 24, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control of the Company.

Our company experienced a change of control on August 5, 2008. At the closing of the purchase of a controlling interest of 66.83% of the outstanding common and preferred stock of OJSC “494 UNR” (“494 UNR”) on August 5, 2008, the Company issued to Alexei I. Kim, the controlling stockholder of 494 UNR, 20,500,000 shares of our common stock, which constitutes following such issuance 83.79% of our outstanding shares of common stock.

The consideration furnished by Mr. Kim, the controlling stockholder of 494 UNR, to the Company was comprised of shares of common and preferred stock of 494 UNR representing beneficial ownership of 66.83% of the outstanding common and preferred stock of 494 UNR, valued at $128,988. The sources of funds used by Mr. Kim to acquire control of the Company was his personal ownership interest in 494 UNR.

MATTER TO BE VOTED ON

Amendment of Articles of Incorporation

         The Board of Directors proposes to amend the Company's Articles of Incorporation to change the name of the Company from Promotora Valle Hermosa, Inc. to UNR Holdings, Inc.  The Board of Directors determined that it would be appropriate that the name of the Company reflect the Company’s acquisition on August 5, 2008 of OJSC “494 UNR”, a construction and construction materials supply company operating in the Russian Federation.

Recommendation of Management and Required Vote for Approval

THE BOARD OF DIRECTORS HAS APPROVED AND DECLARED THAT THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION DESCRIBED ABOVE IS ADVISABLE.

The Board of Directors on October 17, 2008, has unanimously approved the Amendment to our Articles of Incorporation (the “Amendment”) and recommended that the Amendment be submitted to the stockholders of the Company for approval. The Amendment will be approved by our stockholders if the number of shares of common stock voting in favor of the proposal to amend our Articles of Incorporation to change the name of the Company from Promotora Valle Hermosa, Inc. to UNR Holdings, Inc. exceeds the number of shares of common stock voted opposing the Amendment. Under Colorado law, there are no dissenters’ rights of appraisal with respect to this proposal to amend our Articles of Incorporation.

If this proposal is approved by the Company's stockholders, the Board of Directors expects to file Articles of Amendment to the Company's Articles of Incorporation to change the name of the Company from Promotora Valle Hermosa, Inc. to UNR Holdings, Inc. as soon as practicable after the date of the Special Meeting. The Articles of Amendment would amend the Company's Articles of Incorporation and would be in the form of the Articles of Amendment attached hereto as Appendix A.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Special Meeting.

By Order of the Board of Directors,

/s/ Alexei I. Kim
Alexei I. Kim
Chairman of the Board and President

Orlando, Florida
November   , 2008

APPENDIX A

Articles of Amendment

Please complete the form and click 'Submit'. Fields followed by "*" are required.

This document is entitled to be filed pursuant to sections 7-90-301 et seq. and 7-110-106, CF

ID number: 19991002814

Name:  PROMOTORA VALLE HERMOSO, INC.

Jurisdiction: CO

New entity name (if applicable):  UNR Holdings, Inc.

Use of Restricted Words (if any of these terms are contained in an entity name, true name of an name or trademark stated in this document, make the applicable selection from the following list):

Do you wish to attach amendments associated with the filing? (you will be prompted for the attachment when form is submitted)    [No]

If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment:      [No]

Duration of the entity:  ☒ Perpetual

Notice:

Causing this document to be delivered to the Secretary Of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.